United States
              Securities and Exchange Commission (the "Commission")
                              Washington, DC 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                               745 Seventh Avenue
                            New York, New York  10019
          (Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[   ]

Securities Act Registration statement file number to which this form relates:
333-108711

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                            Name of each exchange on which each
Title of each class to be so registered:    class is to be registered:


Guarantee by Lehman Brothers Holdings Inc.         New York Stock Exchange, Inc.
of 7 5/8% Notes due 2006 of Lehman Brothers
Inc.


Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

                                 None

Item 1.   Description of Registrant's Securities to be Registered.
------    -------------------------------------------------------

Lehman Brothers Holdings Inc. (the "Registrant") hereby incorporates by reference the descriptions set forth under the caption "Description of the Guarantees" on pages S-5 to S-7 of the Prospectus Supplement dated September 11, 2003, contained in the Registation Statement on Form S-3 (File Number 333-108711), filed with the Commission under the Securities Act of 1933 on September 11, 2003, as amended.

Item 2.  Exhibits.
------   --------

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1 Restated Certificate of Incorporation of the Registrant dated May 27, 1994 (incorporated by reference to Exhibit 3.1 to the Registrant's Transition Report on Form 10-K for the eleven months ended November 30, 1994).

1.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, dated April 9, 2001 (incorporated by reference to Exhibit
     3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 2001).

1.3 By-Laws of the Registrant, amended as of October 22, 2002 (incorporated by reference to Exhibit 3.06 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002).

1.4 Form of Second Supplemental Indenture among Lehman Brothers Inc., Lehman Brothers Holdings Inc., as guarantor, and Bank One Trust Company N.A. (as successor in interest to The First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4(c) to the Registrant's Registration Statement on Form S-3 (File Number 333-108711), filed on September 11,
     2003).

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


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              Lehman Brothers Holdings Inc.


                                              By:   /s/ Barrett S. DiPaolo
                                                    ----------------------
                                                     Barrett S. DiPaolo
                                                     Senior Vice President

Date: October 16, 2003
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